EXHIBIT 99.4
Citigroup Inc.
CHF 650,000,000 3.00% Notes due 2014
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B
The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Swiss Francs ("CHF").
3.	Aggregate Nominal Amount:
	Tranche 1:	CHF 300,000,000.
	Tranche 2:	CHF 150,000,000.
	Tranche 3:	CHF 100,000,000.
	Tranche 4:	CHF 100,000,000
4.	(i) Issue Price (Tranche 1):	101.03%. of the Aggregate Nominal Amount.
	Issue Price (Tranche 2):	100.63%. of the Aggregate Nominal Amount plus accrued interest.
	Issue Price (Tranche 3):	99.26%. of the Aggregate Nominal Amount plus accrued interest.
	Issue Price (Tranche 4):	99.07%. of the Aggregate Nominal Amount plus accrued interest.
5.	Specified Denominations:	CHF 5,000 and integral multiples thereof.
6.	Issue Dates:	7 April 2004 (Tranche 1); 28 April 2004 (Tranche 2); 24 May 2004 (Tranche 3); 18 August 2004 (Tranche 4).
7.	Maturity Date:	17 December 2014.
8.	Interest Basis:	Fixed Rate.
9.	Redemption/Payment Basis:	Redemption at Par.
10.	Status of the Notes:	Senior.
11.	Listing:	SWX Swiss Exchange.
PROVISIONS RELATING TO INTEREST PAYABLE
12.	Fixed Rate Note Provisions:	Applicable.
	(i) Rate of Interest:	3.00% per annum payable annually in arrears.
	(ii) Interest Payment Dates:	17 December in each year
	(iii) Fixed Coupon Amounts:	CHF 104.17 per Note of CHF 5,000 only in respect of the Interest Payment Date falling on 17 December 2004 and CHF 150 per Note of CHF 5,000 in respect of each Interest Payment Date thereafter.
	(iv) Day Count Fraction:	30/360
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount:	Par.
14.	Early Redemption Amount:	Par, payable on redemption for taxation reasons or on event of default.
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Permanent Global Note in bearer form.
16.	Additional Financial Center relating to Payment Dates:	Zurich.
17.	Redenomination, renominalisation and reconventioning provisions:	Not Applicable.
18.	Consolidation provisions:	Applicable.
DISTRIBUTION
19.	TEFRA:	The D Rules are applicable.
OPERATIONAL INFORMATION
20.	ISIN Code:	CH0018140878.
21.	Common Code:	018882817.
22.	Any clearing system other than Euroclear and Clearstream and the relevant identification number:	SIS SegaInterSettle AG, Swiss Security No. 1.814.087.